As filed with the Securities and Exchange Commission on March 12, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EVERBANK FINANCIAL CORP

(Exact Name of Registrant as Specified in Its Charter)

Delaware	52-2024090
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

501 Riverside Ave.

Jacksonville, FL 32202

Telephone: (904) 281-6000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Robert M. Clements

Chairman of the Board and Chief Executive Officer

501 Riverside Ave.

Jacksonville, FL 32202

Telephone: (904) 281-6000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Christopher C. Frieden

Alston & Bird LLP

1201 W. Peachtree Street

Atlanta, Georgia 30309-3424

Telephone: (404) 881-7000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company,” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, Preferred Stock, Depositary Shares, Warrants, Debt Securities, Purchase Contracts, Units	(1)	(2)

(1)	An unspecified number of the securities of each identified class of securities is being registered for possible issuance from time to time at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. Includes an indeterminate amount of our securities as may be issued upon conversion of or exchange for, as the case may be, any other securities registered under this registration statement.
(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of the registration fee subject to the conditions set forth in such rules.

PROSPECTUS

EverBank Financial Corp

Common Stock

Preferred Stock

Depositary Shares

Warrants

Debt Securities

Purchase Contracts

Units

By this prospectus, we may offer and sell from time to time, in one or more offering: shares of our common stock; shares of our preferred stock; depositary shares representing shares of our preferred stock; warrants to purchase shares of our common stock, preferred stock, depositary shares, debt securities or other securities; debt securities, which may consist of debentures, notes, or other types of debt; purchase contracts relating to the purchase or sale of securities, currencies or commodities; and units consisting of two or more of the foregoing.

We will provide specific terms of each issuance of these securities in supplements to this prospectus. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. If any underwriters, dealers or agents are involved in the sale of securities, the prospectus supplement will set forth any applicable commission or discounts. See “Plan of Distribution” for a general description of the manner in which we may sell the securities described in this prospectus. In addition, certain selling stockholders may sell shares of our common stock, from time to time, together or separately, on terms described in the applicable prospectus supplement. You should carefully read this prospectus and the applicable prospectus supplement, together with the documents incorporated by reference, before you decide to invest in the securities described in the applicable prospectus supplement.

Each time that we or any selling stockholders sell securities using this prospectus, we or any selling stockholders may provide a prospectus supplement and attach it to this prospectus. Any such prospectus supplement will contain more specific information about the offering and the securities being offered, including the names of any selling stockholders, if applicable, the prices and our net proceeds from the sales of those securities. The prospectus supplement may also add, update or change information contained in this prospectus.

Our common stock is listed on the New York Stock Exchange, or NYSE, under the symbol “EVER.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

Investing in our securities involves risk. You should carefully consider the information referred to under the heading “Risk Factors” beginning on page 5 before you invest in our securities.

Any securities offered by this prospectus and accompanying prospectus supplement will not be savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation, or the FDIC, the Bank Insurance Fund or any other government agency or instrumentality.

None of the Securities and Exchange Commission, the FDIC, the Board of Governors of the Federal Reserve System, or the Federal Reserve, or any state securities commission or any other federal regulatory agency has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 12, 2015

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC or Commission, using a “shelf” registration process. Under this shelf registration process, we and/or certain selling stockholders may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we and/or certain selling stockholders may offer. Each time we and/or certain selling stockholders offer to sell securities, we will provide a supplement to this prospectus that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the information in the prospectus supplement, you should rely on the information in the prospectus supplement. It is important for you to consider the information contained in this prospectus and any prospectus supplement, together with additional information described under the heading “Where You Can Find More Information.”

Unless we state otherwise or the context otherwise requires, references in this prospectus to “EverBank Financial Corp,” “we,” “our,” “us,” and the “Company” for all periods subsequent to May 8, 2012 refer to EverBank Financial Corp, a Delaware corporation, and its consolidated subsidiaries, and for all periods prior to May 8, 2012, these terms refer to EverBank Financial Corp, a Florida corporation, and its predecessors and their respective consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the SEC, of which this prospectus is a part, with respect to the securities being offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. We refer you to the registration statement and the exhibits and schedules thereto for further information. Statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit are qualified in all respects by reference to the actual text of the exhibit.

You may read and copy the registration statement, including the exhibits and schedules to the registration statement, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet website at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC and from which you can electronically access the registration statement, including the exhibits and schedules to the registration statement.

We are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information are available for inspection and copying at the public reference room and website of the SEC referred to above.

Our common stock is listed on the NYSE under the symbol “EVER,” and all such reports, proxy statements and other information filed by us with the NYSE may be inspected at the NYSE’s offices at 20 Broad Street, New York, New York 10005. Finally, we maintain an Internet site where you can find additional information. The address of our Internet site is http://www.everbank.com. All internet addresses provided in this prospectus or in any accompanying prospectus supplement are for informational purposes only and are not intended to be hyperlinks. In addition, the information on our Internet website, or any other Internet site described herein, is not a part of, and is not incorporated or deemed to be incorporated by reference in, this prospectus or any accompanying prospectus supplement or other offering materials.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus from the date of filing those documents. Any reports filed by us with the SEC on or after the date of this prospectus will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. We have filed the documents listed below with the SEC under the Exchange Act, and these documents are incorporated herein by reference (other than information in such documents that is furnished and not deemed to be filed):

•	Our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on February 20, 2015;

•	Those portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 1, 2014 that are incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2013; and

•	The description of our common stock included in our Registration Statement on Form 8-A, filed with the SEC on May 1, 2012.

All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of the securities to which this prospectus relates (other than information in such documents that is furnished and not deemed to be filed) shall also be deemed to be incorporated by reference into this prospectus and to be part hereof from the date of filing of those documents.

We will provide to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus (other than the exhibits to such documents which are not specifically incorporated by reference therein). We will provide this information at no cost to the requester upon written or oral request to EverBank Financial Corp, Attn: Corporate Secretary, 501 Riverside Ave., Jacksonville, FL 32202; Tel.: (904) 281-6000.

You should rely only on the information incorporated by reference or set forth in this prospectus or any prospectus supplement. Neither we nor any underwriters, dealers or agents have authorized anyone else to provide you with additional or different information. We and the selling stockholders, if any, are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement, any other offering material or any document incorporated by reference is accurate as of any date other than the dates on the front of those documents.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference certain statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements reflect our current views with respect to, among other things, future events and financial performance. We generally identify forward-looking statements by terminology such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “could,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of those words or other comparable words. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, you are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Although we believe that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Unless otherwise required by law, we also disclaim any obligation to update our view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made in this prospectus. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements, including:

•	use of proceeds from any sale of securities by us;

•	deterioration of general business and economic conditions, including the real estate and financial markets, in the United States and in the geographic regions and communities we serve;

•	risks related to liquidity, including the adequacy of our cash flow from operations and borrowings to meet our short-term liquidity needs;

•	changes in interest rates that affect the pricing of our financial products, the demand for our financial services and the valuation of our financial assets and liabilities, mortgage servicing rights and mortgage loans held for sale;

•	risk of higher loan and lease charge-offs;

•	legislative or regulatory actions affecting or concerning mortgage loan modification, refinancing and foreclosure;

•	risk of individual claims or further fines, penalties, equitable remedies, or other enforcement actions relating to our mortgage related practices;

•	our ability to comply with any supervisory actions to which we are or become subject as a result of examination by our regulators;

•	our ability to comply with the amended consent order and the terms and conditions of our settlement of the Independent Foreclosure Review, including the associated costs;

•	concentration of our commercial real estate loan portfolio;

•	higher than normal delinquency and default rates affecting our mortgage banking business;

•	execution of current or future acquisition, reorganization or disposition transactions including, the risk that we may not realize the anticipated benefits of such transactions;

•	limited ability to rely on brokered deposits as a part of our funding strategy;

•	concentration of mass-affluent clients and jumbo mortgages;

•	the effectiveness of the hedging strategies we use to manage our mortgage pipeline;

•	the effectiveness of our derivatives to manage interest rate risk;

•	delinquencies on our equipment leases and reductions in the resale value of leased equipment;

•	increases in loan repurchase requests and our reserves for loan repurchases;

•	failure to prevent a breach to our Internet-based system and online commerce security;

•	soundness of other financial institutions;

•	changes in currency exchange rates or other political or economic changes in certain foreign countries;

•	the competitive industry and market areas in which we operate;

•	historical growth rate and performance may not be a reliable indicator of future results;

•	loss of key personnel;

•	fraudulent and negligent acts by loan applicants, mortgage brokers, other vendors and our employees;

•	costs of compliance or failure to comply with laws, rules, regulations and orders that govern our operations;

•	failure to establish and maintain effective internal controls and procedures;

•	impact of current and future legal and regulatory changes, including the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the capital requirements promulgated by the Basel Committee on Banking Supervision;

•	effects of changes in existing U.S. government or government-sponsored mortgage programs;

•	changes in laws and regulations that may restrict our ability to originate or increase our risk of liability with respect to certain mortgage loans;

•	legislative action regarding foreclosures or bankruptcy laws;

•	changes to generally accepted accounting principles;

•	environmental liabilities with respect to properties that we take title to upon foreclosure; and

•	inability of EverBank, our banking subsidiary, to pay dividends.

EVERBANK FINANCIAL CORP

EverBank Financial Corp, through its wholly-owned subsidiary EverBank, provides a diverse range of financial products and services directly to clients nationwide through multiple business channels. Headquartered in Jacksonville, Florida, EverBank Financial Corp and its consolidated subsidiaries had $21.6 billion in assets and $15.5 billion in deposits as of December 31, 2014. With an emphasis on value, innovation and service, EverBank offers a broad selection of banking, lending and investing products to consumers and businesses nationwide. EverBank provides services to clients through the internet, over the phone, through the mail, at its Florida-based financial centers and at other business offices throughout the country.

Our principal executive offices are located at 501 Riverside Ave., Jacksonville, Florida 32202 and our telephone number at that address is (904) 281-6000. Our common stock is traded on the NYSE under the symbol “EVER.”

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which descriptions are incorporated by reference herein, as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our securities. See “Where You Can Find More Information,” above for information about how to obtain a copy of these documents. Additional risks related to our securities may also be described in a prospectus supplement.

USE OF PROCEEDS

We intend to use the net proceeds from our sales of the securities for general corporate purposes, unless otherwise set forth in the applicable prospectus supplement.

We will not receive any proceeds from the resale of shares of common stock by selling stockholders under this prospectus or any prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO FIXED

CHARGES AND PREFERRED STOCK DIVIDENDS

Our consolidated ratio of earnings to fixed charges (from continuing operations) and earnings to fixed charges and preferred stock dividends for each of the periods shown are as follows:

	Year Ended December 31,
	2014	2013	2012	2011	2010
Ratio of Earnings to Fixed Charges
Excluding interest on deposits	4.3	3.7	3.0	2.9	6.0
Including interest on deposits	2.4	2.2	1.8	1.6	2.7
Ratio of Earnings to Fixed Charges and Preferred Stock Dividends (1)
Excluding interest on deposits	3.5	3.1	2.9	2.9	6.0
Including interest on deposits	2.2	2.0	1.8	1.6	2.7

(1)	Includes dividends paid on public preferred stock for years ending December 31, 2014, 2013 and 2012. Excludes dividends on non-public preferred shares for years ending December 31, 2012, 2011 and 2010.

DESCRIPTION OF CAPITAL STOCK

The following descriptions are summaries of the material terms of our Amended and Restated Certificate of Incorporation and Amended and Restated By-laws and include all material information with respect to our capital stock. Reference is made to the more detailed provisions of the Amended and Restated Certificate of Incorporation and Amended and Restated By-laws, copies of which will be filed with the SEC as exhibits to the registration statement of which this prospectus is a part, and applicable law. See “Where You Can Find More Information.”

General

Our Amended and Restated Certificate of Incorporation authorizes us to issue up to 500,000,000 shares of common stock, $0.01 par value per share, and 10,000,000 shares of preferred stock, $0.01 par value per share, of which 6,000 shares are currently classified and designated as 6.75% Series A Non-Cumulative Perpetual Preferred Stock, $0.01 par value (liquidation preference of $25,000 per share), or Series A Preferred Stock.

As of December 31, 2014, there were 123,679,049 shares of common stock outstanding and 6,000 shares of Series A Preferred Stock outstanding, 9,663,370 shares issuable upon exercise of outstanding stock options, and 517,029 shares issuable upon the vesting of restricted stock units.

Common Stock

Voting Rights

Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the holders of our common stock, voting together as a single class, including the election of directors. Our stockholders do not have cumulative voting rights in the election of directors. Directors standing for election at an annual meeting of stockholders will be elected by a plurality of the votes cast in the election of directors at the annual meeting, either in person or represented by proxy.

Dividends

Subject to the prior rights of holders of preferred stock, holders of our common stock are entitled to receive dividends, if any, when, and as if declared from time to time by our Board of Directors.

Liquidation

Subject to the prior rights of our creditors and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock, in the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders.

Listing

Our common stock is listed on the NYSE under the symbol “EVER.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Wells Fargo Bank, N.A.

Preferred Stock

Our Board of Directors has the authority, without action by our stockholders, to issue preferred stock and to fix voting powers for each class or series of preferred stock, and to provide that any class or series may be subject to redemption, entitled to receive dividends, entitled to rights upon dissolution, or convertible or exchangeable for shares of any other class or classes of capital stock. The rights with respect to a series or class of preferred stock may be greater than the rights attached to our common stock. It is not possible to state the actual effect of the issuance of any shares of our preferred stock on the rights of holders of our common stock until our Board of Directors determines the specific rights attached to that preferred stock. The effect of issuing preferred stock could include, among other things, one or more of the following:

•	restricting dividends in respect of our common stock;

•	diluting the voting power of our common stock or providing that holders of preferred stock have the right to vote on matters as a class;

•	impairing the liquidation rights of our common stock; or

•	delaying or preventing a change of control of the Company.

Series A Preferred Stock

As of December 31, 2014, 6,000 shares of our Series A Preferred Stock were outstanding.

Voting Rights

Except as provided below and otherwise provided by law, holders of our Series A Preferred Stock have no voting rights.

Whenever dividends on any shares of our Series A Preferred Stock or any other class or series of preferred stock that ranks on parity with the Series A Preferred Stock as to payment of dividends, and upon which similar voting rights have been conferred and are exercisable, have not been declared and paid for an amount equal to six or more dividend payments, whether or not for consecutive dividend periods, or a Nonpayment, holders of our Series A Preferred Stock (together with holders of any other class or series of our preferred stock that ranks on parity with the Series A Preferred Stock as to payment of dividends, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist) will be entitled to vote as a single class for the election of a total of two additional members of our Board of Directors, or the Preferred Directors, provided that our Board of Directors will at no time include more than two Preferred Directors. In that event, the number of directors on our Board of Directors will automatically increase by two and, at the request of any holder of our Series A Preferred Stock, a special meeting of the holders of Series A

Preferred Stock and any other class or series of preferred stock that ranks on parity with Series A Preferred Stock as to payment of dividends and for which dividends have not been paid, will be called for the election of the two directors (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the our stockholders, in which event such election will be held at such next annual or special meeting of stockholders), followed by such election at each subsequent annual meeting.

If and when full dividends have been regularly paid for at least four consecutive dividend periods following a Nonpayment on our Series A Preferred Stock and any other class or series of preferred stock that ranks on parity with the Series A Preferred Stock as to payment of dividends, the holders of the Series A Preferred Stock will be divested of the foregoing voting rights (subject to revesting in the event of each subsequent Nonpayment) and the term of office of each Preferred Director so elected will terminate and the number of directors on our Board of Directors will automatically decrease by two. Any Preferred Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of our Series A Preferred Stock (together with holders of any other class or series of preferred stock that ranks on parity with the Series A Preferred Stock as to payment of dividends, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist) when they have the voting rights described above. So long as a Nonpayment will continue, any vacancy in the office of a Preferred Director (other than prior to the initial election of the Preferred Directors) may be filled by the written consent of the Preferred Director remaining in office, or if none remains in office, by a vote of the holders of the outstanding shares of Series A Preferred Stock (together with holders of any and all other classes of our authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist) to serve until the next annual meeting of our stockholders.

The vote or consent of our holders of shares of Series A Preferred Stock and any other class or series of preferred stock that ranks on parity with the Series A Preferred Stock as to payment of dividends on any matter on which the holders of shares of Series A Preferred Stock are entitled to vote will be determined by us by reference to the specified liquidation amounts of the shares voted or covered by the consent.

Under regulations adopted by the Federal Reserve, if the holders of our Series A Preferred Stock are or become entitled to vote for the election of directors, such stock will be deemed a class of voting securities and a company holding 25% or more of the Series A Preferred Stock, or 10% or more if it otherwise exercises a “controlling influence” over us, may then be subject to regulation as a savings and loan holding company in accordance with the Home Owners’ Loan Act of 1933, as amended. In addition, at the time the Series A Preferred Stock is deemed a class of voting securities,

•	any other savings and loan holding company may be required to obtain the approval of the Federal Reserve (or any successor bank regulatory authority that may become our applicable federal banking agency) to acquire or retain more than 5% of that series; and

•	any other persons other than a savings and loan holding company may be required to obtain the non-objection of the Federal Reserve (or any successor bank regulatory authority that may become our applicable federal banking agency) to acquire or retain 10% or more of that series.

So long as any shares of our Series A Preferred Stock remain outstanding:

•	the affirmative vote or consent of the holders of at least 66 2/3% of all of the shares of the Series A Preferred Stock and all other parity stock, at the time outstanding, voting as a single class without regard to series, shall be required to issue, authorize or increase the authorized amount of, or to issue or authorize any obligation or security convertible into or evidencing the right to purchase, any class or series of stock ranking senior to the Series A Preferred Stock and all other parity stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the Company; and

•

the affirmative vote or consent of the holders of at least 66 2/3% of all of the shares of the Series A Preferred Stock at the time outstanding, voting separately as a class, shall be required to amend the provisions of the Company’s Amended and Restated Certificate of Incorporation or the Certificate of Designations of the Series A Preferred Stock or any other series of preferred stock so as to materially and adversely affect the powers, preferences, privileges or rights of the Series A Preferred Stock, taken as a whole.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series A Preferred Stock have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by us for the benefit of the holders of the Series A Preferred Stock to effect such redemption.

Delaware law provides that the holders of preferred stock will have the right to vote separately as a class on any amendment to the rights of that preferred stock that adversely affects the powers, preferences or rights of the preferred stock. This right is in addition to any voting rights that may be provided for in the certificate of designation.

Dividends

Dividends on shares of the Series A Preferred Stock are not mandatory. Holders of the Series A Preferred Stock are entitled to receive, if, when and as declared by our Board of Directors or any duly authorized committee of the Board of Directors out of legally available assets, non-cumulative cash dividends on the liquidation preference, which is $25,000 per share of Series A Preferred Stock. These dividends are payable quarterly in arrears on the 5th day of each January, April, July and October of each year. Dividends on each share of Series A Preferred Stock accrue on the liquidation preference amount of $25,000 per share (equivalent to $25 per depositary share) at a rate per annum equal to 6.75%. Notwithstanding the foregoing, dividends on our Series A Preferred Stock will not be declared, paid or set aside for payment to the extent such act would cause us to fail to comply with laws and regulations applicable thereto, including applicable capital adequacy guidelines.

Dividends are payable to holders of record of Series A Preferred Stock as they appear on our books on the applicable record date, which is the 15th calendar day before the applicable dividend payment date, or such other record date, not exceeding 30 days before the applicable dividend payment date, as fixed by our Board of Directors.

A dividend period for the Series A Preferred Stock is the period from and including a dividend payment date to but excluding the next dividend payment date. Dividends are calculated on the basis of a 360-day year consisting of twelve 30-day months. If any date on which dividends would otherwise be payable is not a business day, then the dividend payment date is the next succeeding business day and no additional dividends will accrue in respect of any payment made on the next succeeding business day.

Dividends on shares of Series A Preferred Stock are not cumulative. Accordingly, if our Board of Directors or a duly authorized committee of the Board of Directors does not declare a dividend payable in respect of any dividend period before the related dividend payment date, such dividend will not be deemed to have accrued and we will have no obligation to pay a dividend for that dividend period on the dividend payment date or at any future time, whether or not dividends on the Series A Preferred Stock, parity stock, junior stock or other preferred stock are declared for any future dividend period.

So long as any share of Series A Preferred Stock remains outstanding, (1) no dividend will be declared or paid or set aside for payment and no distribution will be declared or made or set aside for payment on any junior stock (other than a dividend payable solely in junior stock), (2) no shares of junior stock will be repurchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (other than as a result of a reclassification of junior stock for or into other junior stock, or the exchange or conversion of one share of junior stock for or into another share of junior stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock) nor will any monies be paid to or made available for a sinking fund for the redemption of any such securities by us and (3) no shares of parity stock will be repurchased, redeemed or otherwise acquired for consideration by us other than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series A Preferred Stock and such parity stock except by conversion into or exchange for junior stock, during any dividend period, unless, in the case of each of clauses (1), (2) and (3) above, the full dividends for the then-current dividend period on all outstanding shares of Series A Preferred Stock have been declared and paid or declared and a sum sufficient for the payment thereof has been set aside.

When dividends are not paid in full upon the shares of Series A Preferred Stock and any parity stock, all dividends declared upon shares of Series A Preferred Stock and any parity stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current dividend period per share on Series A Preferred Stock, and accrued dividends, including any accumulations, on any parity stock, bear to each other.

No interest will be payable in respect of any dividend payment on shares of Series A Preferred Stock that may be in arrears.

As used in this prospectus, “junior stock” means our common stock and any other class or series of stock of the Company hereafter authorized over which Series A Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Company.

As used in this prospectus, “parity stock” means any other class or series of stock of the Company that ranks equally with the Series A Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Company.

Subject to the foregoing, and not otherwise, dividends (payable in cash, stock or otherwise), as may be determined by our Board of Directors or a duly authorized committee of the Board of Directors, may be declared and paid on our common stock and any other stock ranking equally with or junior to the Series A Preferred Stock from time to time out of any assets legally available for such payment, and the holders of Series A Preferred Stock shall not be entitled to participate in any such dividend.

Redemption

The Series A Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provision. The Series A Preferred Stock is not redeemable prior to January 5, 2018. On that date, and on any dividend payment date thereafter, the Series A Preferred Stock is redeemable at our option, in whole or in part, at a redemption price equal to $25,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends. Holders of our Series A Preferred Stock have no right to require the redemption or repurchase of the Series A Preferred Stock.

Notwithstanding the foregoing, within 90 days of a “regulatory capital treatment event,” we may, at our option, subject to the approval of the appropriate federal banking agency, provide notice of our intent to redeem in accordance with the procedures described below, and subsequently redeem, all (but not less than all) of the shares of our Series A Preferred Stock at a redemption price equal to $25,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

A “regulatory capital treatment event” means our determination, in good faith, that, as a result of any:

•	amendment to, or change (including any announced prospective change) in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of Series A Preferred Stock;

•	proposed change in those laws or regulations that is announced or becomes effective after the initial issuance of any share of Series A Preferred Stock; or

•	official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced or becomes effective after the initial issuance of any share of Series A Preferred Stock, there is more than an insubstantial risk that we will not be entitled to treat the full liquidation value of all shares of Series A Preferred Stock then outstanding as Tier 1 capital (or its equivalent) for purposes of the capital adequacy guidelines or regulations of the appropriate federal banking agency, as then in effect and applicable, for as long as any share of Series A Preferred Stock is outstanding.

If shares of the Series A Preferred Stock are to be redeemed, the notice of redemption will be given to the holders of record of the Series A Preferred Stock to be redeemed, either by first class mail, postage prepaid, addressed to the holders of record of such shares to be redeemed at their respective last addresses appearing on our stock register or by such other method approved by the depositary, in its reasonable discretion, not less than 30 days nor more than 60 days prior to the date fixed for redemption thereof (provided that, if the depositary shares representing the Series A Preferred Stock are held in book-entry form through The Depository Trust Company, or DTC, we may give such notice in any manner permitted by DTC). Each notice of redemption will include a statement setting forth: (1) the redemption date; (2) the number of shares of the Series A Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; (4) the place or places where the certificates evidencing shares of Series A Preferred Stock are to be surrendered for payment of the redemption price; and (5) that dividends on the shares to be redeemed will cease to accrue on the redemption date subject to necessary funds being set aside. If notice of redemption of any shares of Series A Preferred Stock has been duly given and if the funds necessary for such redemption have been set aside by us for the benefit of the holders of any shares of Series A Preferred Stock so called for redemption, then, on and after the redemption date, dividends will cease to accrue on such shares of Series A Preferred Stock, such shares of Series A Preferred Stock will no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

In case of any redemption of only part of the shares of the Series A Preferred Stock at the time outstanding, the shares to be redeemed will be selected either pro rata or by lot or in such other manner as we may determine to be fair and equitable.

As a savings and loan holding company, we are not currently subject to specific statutory capital requirements. However, we are required to serve as a source of strength for EverBank and must have the ability to provide financial assistance if EverBank experiences financial distress.

Listing

Our Series A Preferred Stock is listed on the NYSE under the symbol “EVER-PrA”.

Registration Rights

We have entered into separate registration rights agreements with each of (1) Arena Capital Investment Fund, L.P., or Arena, Lovett Miller Venture Fund II, Limited Partnership and Lovett Miller Venture Fund III, Limited Partnership, or together Lovett Miller; (2) Sageview Partners L.P., or Sageview; and (3) Tygris Commercial Finance Group, Inc., or Tygris, and the former stockholders of Tygris. Under the terms of these agreements, certain holders of our common stock or their transferees are entitled to certain rights with respect to the registration of such shares, which we refer to as the Registrable Securities, under the Securities Act.

Arena/Lovett Miller

We entered into an Amended and Restated Registration Rights Agreement with Arena and Lovett Miller on November 22, 2002, which we further amended on July 21, 2008 (the “Arena/Lovett Miller Registration Rights

Agreement”). Under that agreement, Arena and Lovett Miller, as holders of Registrable Securities, have the right to demand, on an aggregate of three occasions, that we use our commercially reasonable efforts to register their Registrable Securities and maintain the effectiveness of the corresponding registration statement for at least 270 days. Once in any given 12-month period, we may postpone the filing of such a registration statement for up to 120 days if our Board of Directors believes, in good faith, that the registration would require the disclosure of non-public information and that such disclosure would adversely affect any material business opportunity, transaction or negotiation then contemplated. In addition, we may postpone the filing of such registration statement for up to 180 days if our Board of Directors believes, in good faith, that the registration is not then in our best interests. Arena and Lovett Miller have the right to select a lead underwriter for the demand offering, subject to our approval, which may not be unreasonably withheld.

If we register any of our common stock either for our own account or for the account of other security holders, the holders of Registrable Securities are entitled to notice of such registration and are entitled to certain “piggyback” registration rights under the Arena/Lovett Miller Registration Rights Agreement allowing the holders to include their common stock in such registration, subject to certain marketing and other limitations. In addition, all expenses of such registrations, other than underwriting discounts and commissions incurred by the holders of the Registrable Securities exercising their registration rights under the Arena/Lovett Miller Registration Rights Agreement in connection with registrations, filings or qualifications, must be paid by us.

Sageview

We entered into a Registration Rights Agreement with Sageview on July 21, 2008 (the “Sageview Registration Rights Agreement”). Under that agreement, Sageview has the right to demand, on an aggregate of three occasions (or such number of occasions as is necessary for Sageview to sell at least 75% of the Registrable Securities it acquired at the time the Sageview Registration Rights Agreement was entered into), that we use our reasonable best efforts to register its Registrable Securities for public sale and maintain the effectiveness of the corresponding registration statement for at least 180 days. Once in any given 12-month period, we may postpone the filing of such a registration statement for up to 120 days if our Board of Directors believes, in good faith, that the registration would either (1) materially adversely affect or materially interfere with a material financing or other material transaction, or (2) require disclosure of non-public information which would materially adversely affect us. Sageview has the right to select underwriters for demand offerings, subject to our approval, which may not be unreasonably withheld.

If we register any of our common or preferred stock either for our own account or for the account of other security holders, the holders of Registrable Securities are entitled to notice of such registration and are entitled to certain “piggyback” registration rights under the Sageview Registration Rights Agreement allowing the holders to include their common or preferred stock, as applicable, in such registration, subject to certain marketing and other limitations. In addition, all reasonable fees and expenses of such registrations, other than underwriting discounts and commissions incurred by the holders of the Registrable Securities exercising their registration rights under the Sageview Registration Rights Agreement in connection with registrations, filings or qualifications, must be paid by us.

Former Tygris Stockholders

We entered into a Registration Rights Agreement with Tygris on October 20, 2009 in connection with the Tygris acquisition (the “Tygris Registration Rights Agreement”). Under that agreement, former Tygris stockholders who are holders of Registrable Securities have the right to demand, on an aggregate of three occasions (or such number of occasions as is necessary for former Tygris shareholders to sell at least 75% of the Registrable Securities they acquired after the latest closing of the Tygris acquisition), that we use our reasonable best efforts to register their Registrable Securities for public sale and maintain the effectiveness of the corresponding registration statement for at least 180 days. Once in any given 12-month period, the Company may postpone the filing of such a registration statement for up to 120 days if our Board of Directors believes, in good faith, that the registration would either (1) materially adversely affect or materially interfere with a material financing or other material transaction or (2) require disclosure of non-public information which would materially adversely affect the Company. The holders of a majority of the former Tygris stockholders’ Registrable Securities covered by a demand registration have the right to select the underwriters for such offerings, subject to our approval, which may not be unreasonably withheld.

If we register any of our common stock either for our own account or for the account of other security holders, the holders of Registrable Securities are entitled to notice of such registration and are entitled to certain “piggyback” registration rights under the Tygris Registration Rights Agreement allowing the holders to include their common stock in such registration, subject to certain marketing and other limitations. In addition, all reasonable fees and expenses of such registrations, other than underwriting discounts and commissions incurred by the holders of the Registrable Securities exercising their registration rights under the Tygris Registration Rights Agreement in connection with registrations, filings or qualifications, must be paid by us.

In addition to the Tygris Registration Rights Agreement, we entered into a separate Registration Rights Agreement on August 27, 2012 with the former Tygris stockholders participating in the escrowed cash conversion transaction pursuant to which $48.7 million of escrowed cash was converted into 4,032,662 shares of our common stock. The terms of this 2012 Registration Rights Agreement are substantially identical to the terms of the Registration Rights Agreement entered into in connection with the Tygris acquisition.

Certain Provisions of Delaware Law and Certain Charter and By-law Provisions

The following sets forth certain provisions of the Delaware General Corporation Law, or the DGCL, and our Amended and Restated Certificate of Incorporation and Amended and Restated By-laws.

Stockholder Meetings

Our Amended and Restated Certificate of Incorporation provides that, unless otherwise required by law, special meetings of the stockholders for any purpose or purposes (i) may be called by either (1) the Chairman of our Board of Directors, (2) the Chief Executive Officer or (3) the President, if there be one, or (ii) shall be called by the Secretary or Assistant Secretary at the request in writing of (1) our Board of Directors, (2) a committee of our Board of Directors that has been duly designated by our Board of Directors and whose powers and authority expressly include the power to call such meetings or (3) the holders of at least 25% of the voting power of our then outstanding capital stock entitled to vote generally in the election of directors of the Company. Other than as set forth in clause (ii)(3) of the preceding sentence, the stockholders do not have the authority to call a special meeting of stockholders.

Action by Stockholders Without a Meeting

The DGCL permits stockholder action by written consent unless otherwise provided by a corporation’s certificate of incorporation. Our Amended and Restated Certificate of Incorporation provides that stockholders do not have the authority to take any action by written consent.

No Cumulative Voting

The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our Amended and Restated Certificate of Incorporation does not provide for cumulative voting in the election of directors.

Director Removal

Our Amended and Restated Certificate of Incorporation provides that, subject to the rights, if any, of the holders of shares of preferred stock outstanding, any or all of our directors may be removed from office, only for cause, by a majority stockholder vote.

Exclusive Jurisdiction

Our Amended and Restated Certificate of Incorporation provides that the Delaware Court of Chancery shall be the exclusive forum for any derivative action or proceeding brought on our behalf, any action asserting a claim of breach of fiduciary duty, and any action asserting a claim pursuant to the DGCL, our Amended and Restated Certificate of Incorporation, our Amended and Restated By-laws or under the internal affairs doctrine.

Restrictions on Ownership of Our Capital Stock

Our Amended and Restated Certificate of Incorporation includes a provision that generally prohibits stockholders from beneficially or constructively (A) owning more than 9.9% of the aggregate number of shares of any class of voting securities of the Company (in order to avoid violating the provisions of the loss sharing agreements we entered into with the FDIC in connection with our acquisition of Bank of Florida but which have since been terminated) or (B) acquiring control of us or any of our depository institution subsidiaries for purposes of the Change in Bank Control Act, 12 U.S.C. §1817(j), or the Savings and Loan Holding Company Act, 12 U.S.C. §1467a, or any applicable regulation promulgated under either such act or any successor statute or successor regulation. Our Amended and Restated Certificate of Incorporation provides that any ownership or transfer of our capital stock in violation of the foregoing restrictions will result in the shares owned or transferred in such violation being transferred to an agent designated by our Board of Directors, who shall thereupon sell to a buyer or buyers, in one or more arm’s-length transactions, each share of capital stock in excess of the ownership limit. Our Board of Directors has sole discretion to grant exemptions from the ownership limit subject to terms and conditions as it deems appropriate to conclude that such exemptions will not adversely affect us or our regulatory status or standing. The ownership limit does not apply to a duly authorized employee benefit plan of the Company.

Classified Board

Our Amended and Restated Certificate of Incorporation provides that our Board of Directors is divided into three classes, designated Class I, Class II and Class III. Each class will be equal number of directors, as nearly as possible, consisting of one-third of the total number of directors constituting the entire Board of Directors. The term of Class I directors shall terminate on the date of the 2016 Annual Meeting; the term of the Class II directors shall terminate on the date of the 2017 Annual Meeting and the term of the Class III directors shall terminate on the date of the 2015 Annual Meeting. Successors to the class of directors whose term expires on the date of an Annual Meeting will be elected for a three-year term.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our Amended and Restated By-laws set forth advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our Board of Directors or its committees.

Section 203

In addition, we are subject to Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	before such date, our Board of Directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested holder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (1) by persons who are directors and also officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or after such date, the business combination is approved by our Board of Directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of the holders of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combination to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge, or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges, or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

A Delaware corporation may “opt out” of Section 203 with an expressed provision in its original certificate of incorporation or an expressed provision in its certificate of incorporation or by-laws resulting from amendments approved by holders of at least a majority of the corporation’s outstanding voting shares. We did not elect to “opt out” of Section 203.

Limitations on Liability and Indemnification of Directors and Officers

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties. Our Amended and Restated Certificate of Incorporation includes a provision that eliminates the personal liability of directors for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Delaware law.

Section 102(b)(7) of the DGCL provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL (regarding, among other things, the payment of unlawful dividends), or (4) for any transaction from which the director derived an improper personal benefit.

In addition, our Amended and Restated Certificate of Incorporation also provides that we must indemnify our directors and officers to the fullest extent authorized by law, and we have accordingly entered into indemnification agreements with our directors and officers. We also are expressly required to advance certain expenses to our directors and officers and carry directors’ and officers’ insurance providing indemnification for our directors and officers for some liabilities. We believe that these indemnification agreements and the directors’ and officers’ insurance are useful to attract and retain qualified directors and executive officers.

Section 145(a) of the DGCL empowers a corporation to indemnify any director, officer, employee, or agent, or former director, officer, employee, or agent, who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation), by reason of his or her service as a director, officer, employee, or agent of the corporation, or his or her service, at the corporation’s request, as a director, officer, employee, or agent of another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding, provided that such director or officer acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such director or officer had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another enterprise, against expenses (including attorney fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit; provided that such director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue, or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine, upon application, that, despite the adjudication of liability but in view of all the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses that the court shall deem proper. Notwithstanding the preceding sentence, except as otherwise provided in our Amended and Restated By-laws, we are required to indemnify any such person in connection with a proceeding (or part thereof) commenced by such person only if the commencement of such proceeding (or part thereof) by any such person was authorized by our Board of Directors.

DESCRIPTION OF DEPOSITARY SHARES

General

We may issue depositary shares, each of which would represent a fractional interest of a share of a particular series of preferred stock. We will deposit shares of preferred stock represented by depositary shares under a separate deposit agreement among the company, a preferred stock depositary and the holders of the depositary shares. Subject to the terms of the deposit agreement, each owner of a depositary share will possess, in proportion to the fractional interest of a share of preferred stock represented by the depositary share, all the rights and preferences of the preferred stock represented by the depositary shares.

Depositary receipts will evidence the depositary shares issued pursuant to the deposit agreement. Immediately after we issue and deliver preferred stock to a preferred stock depositary, the preferred stock depositary will issue the depositary receipts in accordance with the terms of the applicable prospectus supplement.

Dividends and Other Distributions

The depositary will distribute all cash dividends on the preferred stock to the record holders of the depositary shares. Holders of depositary shares generally must file proofs, certificates and other information and pay charges and expenses of the depositary in connection with distributions.

If a distribution on the preferred stock is other than in cash and it is feasible for the depositary to distribute the property it receives, the depositary will distribute the property to the record holders of the depositary shares. If such a distribution is not feasible, the depositary, with our approval, may sell the property and distribute the net proceeds from the sale to the holders of the depositary shares.

Withdrawal of Stock

Unless we have previously called the underlying preferred stock for redemption or the holder of the depositary shares has converted such shares, a holder of depositary shares may surrender them at the corporate trust office of the depositary in exchange for whole or fractional shares of the underlying preferred stock together with any money or other property represented by the depositary shares. Once a holder has exchanged the depositary shares, the holder may not redeposit the preferred stock and receive depositary shares again. If a depositary receipt presented for exchange into preferred stock represents more shares of preferred stock than the number to be withdrawn, the depositary will deliver a new depositary receipt for the excess number of depositary shares.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by a depositary, the depositary will redeem the corresponding amount of depositary shares with funds it receives from us for the preferred stock. The depositary will notify the record holders of the depositary shares to be redeemed not less than 30 days nor more than 60 days before the date fixed for redemption at the holders’ addresses appearing in the depositary’s books. The redemption price per depositary share will be equal to the applicable fraction of the redemption price and any other amounts payable with respect to the preferred stock. If we intend to redeem less than all of the underlying preferred stock, we and the depositary will select the depositary shares to be redeemed on as nearly a pro rata basis as practicable without creating fractional depositary shares or by any other equitable method determined by us.

On the redemption date:

•	all dividends relating to the shares of preferred stock called for redemption will cease to accrue;

•	we and the depositary will no longer deem the depositary shares called for redemption to be outstanding; and

•	all rights of the holders of the depositary shares called for redemption will cease, except the right to receive any money payable upon the redemption and any money or other property to which the holders of the depositary shares are entitled upon redemption.

Voting of the Preferred Stock

When a depositary receives notice regarding a meeting at which the holders of the underlying preferred stock have the right to vote, it will mail that information to the holders of the depositary shares. Each record holder of depositary shares on the record date may then instruct the depositary to exercise its voting rights for the amount of preferred stock represented by that holder’s depositary shares. The depositary will vote in accordance with these instructions. The depositary will abstain from voting to the extent it does not receive specific instructions from the holders of depositary shares. A depositary will not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any vote, as long as any action or non-action is in good faith and does not result from negligence or willful misconduct of the depositary.

Liquidation Preference

In the event of our liquidation, dissolution or winding up, a holder of depositary shares will receive the fraction of the liquidation preference accorded each share of underlying preferred stock represented by the depositary share.

Conversion of Preferred Stock

Depositary shares will not themselves be convertible into common stock or any other securities or property of the Company. However, if the underlying preferred stock is convertible, holders of depositary shares may surrender them to the depositary with written instructions to convert the preferred stock represented by their depositary shares into whole shares of common stock, other shares of our preferred stock or other shares of stock, as applicable. Upon receipt of these instructions and any amounts payable in connection with a conversion, we will convert the preferred stock using the same procedures as those provided for delivery of preferred stock. If a holder of depositary shares converts only part of its depositary shares, the depositary will issue a new depositary receipt for any depositary shares not converted. We will not issue fractional shares of common stock upon conversion. If a conversion will result in the issuance of a fractional share, we will pay an amount in cash equal to the value of the fractional interest based upon the closing price of the common stock on the last business day prior to the conversion.

Amendment and Termination of a Deposit Agreement

The Company and the depositary may amend any form of depositary receipt evidencing depositary shares and any provision of a deposit agreement. However, unless the existing holders of at least two-thirds of the applicable depositary shares then outstanding have approved the amendment, we and the depositary may not make any amendment that:

•	would materially and adversely alter the rights of the holders of depositary shares; or

•	would be materially and adversely inconsistent with the rights granted to the holders of the underlying preferred stock.

Subject to exceptions in the deposit agreement and except in order to comply with the law, no amendment may impair the right of any holders of depositary shares to surrender their depositary shares with instructions to deliver the underlying preferred stock and all money and other property represented by the depositary shares. Every holder of outstanding depositary shares at the time any amendment becomes effective who continues to hold the depositary shares will be deemed to consent and agree to the amendment and to be bound by the amended deposit agreement.

We may terminate a deposit agreement upon not less than 30 days prior written notice to the depositary if a majority of each series of preferred stock affected by the termination consents to the termination. Upon a termination of a deposit agreement, holders of the depositary shares may surrender their depositary shares and receive in exchange the number of whole or fractional shares of preferred stock and any other property represented by the depositary shares.

In addition, a deposit agreement will automatically terminate if:

•	we have redeemed all underlying preferred stock subject to the agreement;

•	a final distribution of the underlying preferred stock in connection with any liquidation, dissolution or winding up has occurred, and the depositary has distributed the distribution to the holders of the depositary shares; or

•	each share of the underlying preferred stock has been converted into other capital stock of the Company not represented by depositary shares.

Expenses of a Preferred Stock Depositary

We will pay all transfer and other taxes and governmental charges and expenses arising in connection with a deposit agreement. In addition, we will generally pay the fees and expenses of a depositary in connection with the performance of its duties. However, holders of depositary shares will pay the fees and expenses of a depositary for any duties requested by the holders that the deposit agreement does not expressly require the depositary to perform.

Resignation and Removal of Depositary

A depositary may resign at any time by delivering to us notice of its election to resign. We may also remove a depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary. We will appoint a successor depositary within 60 days after delivery of the notice of resignation or removal. The successor must be a bank or trust company with its principal office in the U.S. and have a combined capital and surplus of at least $50 million.

Miscellaneous

The depositary will forward to the holders of depositary shares any reports and communications from us with respect to the underlying preferred stock.

Neither the depositary nor the Company will be liable if any law or any circumstances beyond their control prevent or delay them from performing their obligations under a deposit agreement. The obligations of the Company and a depositary under a deposit agreement will be limited to performing their duties in good faith and without negligence and, in regard to voting of preferred stock, gross negligence or willful misconduct. Neither the Company nor a depositary must prosecute or defend any legal proceeding with respect to any depositary shares or the underlying preferred stock unless they are furnished with satisfactory indemnity.

The Company and any depositary may rely on the written advice of counsel or accountants, or information provided by persons presenting shares of preferred stock for deposit, holders of depositary shares or other persons they believe in good faith to be competent, and on documents they believe in good faith to be genuine and signed by a proper party.

In the event a depositary receives conflicting claims, requests or instructions from us and any holders of depositary shares, the depositary will be entitled to act on the claims, requests or instructions received from us.

Depositary

The prospectus supplement will identify the depositary for the depositary shares.

Listing of the Depositary Shares

The applicable prospectus supplement will specify whether or not the depositary shares will be listed on any securities exchange.

DESCRIPTION OF WARRANTS

This section describes the general terms and provisions of the warrants that we may offer by this prospectus. The applicable prospectus supplement will describe the specific terms of the warrants then offered, and the terms and provisions described in this section will apply only to the extent not superseded by the terms of the applicable prospectus supplement.

We may issue warrants for the purchase of common stock, preferred stock, depository shares, debt securities, other securities or any combination of these securities. Securities warrants may be issued independently or together with any other securities offered by this prospectus and any accompanying prospectus supplement and may be attached to or separate from such other securities. Each issuance of the warrants will be issued under a separate securities warrant agreement to be entered into by us and a bank or trust company, as securities warrant agent, all as set forth in the prospectus supplement relating to the particular issue of offered warrants. Each issue of warrants will be evidenced by warrant certificates. The securities warrant agent will act solely as an agent of ours in connection with the securities warrant certificates and will not assume any obligation or relationship of agency or trust for or with any holder of securities warrant certificates or beneficial owners of warrants.

If we offer warrants pursuant to this prospectus in the future, the applicable prospectus supplement will describe the terms of such warrants, including the following, where applicable:

•	the offering price at which we will issue the warrants;

•	the total number of warrants;

•	any applicable anti-dilution provisions to adjust the number of shares to be delivered upon exercise of warrants to purchase common stock;

•	the designation and terms of the securities with which the warrants are being offered, if any, the number of the warrants being offered with each security, and the number of shares purchasable upon exercise of the warrants;

•	the price at which investors may purchase the underlying securities purchasable upon exercise of the warrants, as well as related adjustment provisions affecting that exercise price;

•	the date on and after which the warrants and any related securities will be transferable separately;

•	the dates on which the right to exercise the warrants shall commence and expire;

•	federal income tax considerations; and

•	any other material terms of the warrants.

Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon the exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the debt securities purchasable upon the exercise. Prior to the exercise of their warrants, holders of warrants exercisable for shares of preferred stock, common stock or for depositary shares will not have any rights of holders of the preferred stock, common stock or depositary shares purchasable upon the exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock, common stock or depositary shares purchasable upon the exercise.

DESCRIPTION OF DEBT SECURITIES

The debt securities will be our direct unsecured general obligations. The debt securities will be either senior debt securities, subordinated debt securities or junior subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and a trustee to be named therein, as trustee. Senior debt securities will be issued under senior indentures. Subordinated debt securities will be issued under a subordinated indenture. Junior subordinated debt securities will be issued under a junior subordinated indenture. Each of the senior indentures, the subordinated indenture and the junior subordinated indenture is referred to as an indenture. The material terms of any indenture will be set forth in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of:

•	debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement;

•	currencies; or

•	commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units consisting of one or more of the other securities that may be offered under this prospectus, in any combination. Units may also include debt obligations of a third party. These units may be issuable as, and for a specified period of time may be transferable only as, a single security, rather than as the separate constituent securities comprising such units. The statements made in this section relating to the units are summaries only and are not complete. When we issue units, we will provide the specific terms of the units in a prospectus supplement. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

When we issue units, we will provide in a prospectus supplement the following terms of the units being issued when applicable:

•	the title of any series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	information with respect to any book-entry procedures;

•	a discussion of any material or special United States federal income tax consequences applicable to an investment in the units; and

•	any other material terms of the units and their constituent securities.

SELLING STOCKHOLDERS

Selling stockholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us shares of our common stock in various private transactions. Such selling stockholders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledgees, donees or successors, all of whom we refer to as “selling stockholders,” may from time to time offer and sell shares of our common stock pursuant to this prospectus and any applicable prospectus supplement.

We are a well-known seasoned issuer, as defined in Rule 405 of the Securities Act, which allows us to register secondary sales of shares of our common stock by any selling stockholder by filing a prospectus supplement with the Commission. We may register these shares to permit selling stockholders to resell their shares when they deem appropriate. We will not receive any proceeds from the sale of the securities by the selling stockholders, but in certain cases we may pay fees and expenses relating to the registration or an offering of such securities, such as registration and filing fees, fees and expenses for complying with federal and state securities laws and NYSE rules and regulations, and fees and expenses incurred in connection with a listing, if any, of any of the securities on any securities exchange or association.

In addition to the selling stockholders named in the table below, additional selling stockholders may offer for sale all, some portion or none of the securities that they hold. To the extent that any of the selling stockholders are brokers or dealers, they are deemed to be, under interpretations of the SEC, “underwriters” within the meaning of the Securities Act. Selling stockholders may also sell, transfer or otherwise dispose of some or all of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act.

We do not know when or in what amounts the selling stockholders may offer shares for sale under this prospectus and any prospectus supplement. The applicable prospectus supplement will set forth the name of each of the selling stockholders, the number and classes of our securities beneficially owned by such selling stockholders that are offered by such prospectus supplement, the amount to be offered for the stockholder’s account, and the amount and (if one percent or more) the percentage of the class to be owned by such stockholder after completion of the offering. The applicable prospectus supplement will also disclose whether any of the selling stockholders has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the prospectus supplement.

The following table, which was prepared based on information supplied to us by certain selling stockholders, sets forth the name of certain selling stockholders, and the number of shares of common stock beneficially owned by those selling stockholders. The ownership percentage indicated in the following table is based on 124,065,804 shares of our common stock outstanding as of February 28, 2015.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

For a discussion of certain relationships between us and the selling stockholders listed below see “Certain Relationships and Related Transactions” in our Proxy Statement on Schedule 14A for the 2014 annual meeting of our stockholders, which section of the Proxy Statement is incorporated by reference into this prospectus supplement.

Entity	Shares Beneficially Owned	Percent
Sageview Partners L.P.(1)	12,912,230	10.44%
TPG Funds(2)	8,737,103	7.06%
Teachers Insurance and Annuity Association of America(3)	310,801	*

*	Less than 1%.
(1)	Sageview Capital Master, L.P. (“Sageview Master”), Sageview Capital Partners (A), L.P. (“Sageview A”), Sageview Capital Partners (B), L.P. (“Sageview B”), Sageview Partners (C) (Master), L.P. (“Sageview C”) are the sole shareholders of Sageview Partners L.P. Sageview A, Sageview B and Sageview C are the sole shareholders of Sageview Master. Sageview Capital GenPar, Ltd. (“Sageview Ltd”) is the sole general partner of each of Sageview A, Sageview B and Sageview C. Sageview Capital GenPar, L.P. (“Sageview GenPar”) is the sole shareholder of Sageview Ltd. Sageview Capital MGP, LLC (“Sageview MGP”) is the sole general partner of Sageview GenPar. Edward A. Gilhuly and Scott M. Stuart, one of our directors, are managing and controlling persons of Sageview MGP. Each of Messrs. Gilhuly and Stuart disclaim beneficial ownership over the shares held by Sageview MGP except to the extent of their pecuniary interest therein. The address for Mr. Gilhuly is c/o Sageview Capital LP, 245 Lytton Avenue, Suite 250, Palo Alto, CA 94301. The address for Mr. Stuart is c/o Sageview Capital LP, 55 Railroad Avenue, Greenwich, CT 06830.
(2)	Shares beneficially owned includes: (i) 6,963,236.42 shares of common stock held by TPG Partners VI, L.P. (“TPG Partners VI”), a Delaware limited partnership, whose general partner is TPG GenPar VI, L.P., a Delaware limited partnership, whose general partner is TPG GenPar VI Advisors, LLC, a Delaware limited liability company; (ii) 1,747,421.43 shares of common stock held by TPG Tortoise AIV, L.P. (“TPG Tortoise”), a Delaware limited partnership, whose general partner is TPG Tortoise GenPar, L.P., a Delaware limited partnership and whose general partner is TPG Tortoise GenPar Advisors, LLC, a Delaware limited liability company; and (iii) 26,445.18 shares of common stock held by TPG FOF VI SPV, L.P. (“TPG FOF VI SPV” and, together with TPG Partners VI and TPG Tortoise, the “TPG Funds”), a Delaware limited partnership, whose general partner is TPG Advisors VI, Inc., a Delaware corporation. The sole member of each of TPG GenPar VI Advisors, LLC and TPG Tortoise GenPar Advisors, LLC is TPG Holdings I, L.P., a Delaware limited partnership, whose general partner is TPG Holdings I-A, LLC, a Delaware limited liability company, whose sole member is TPG Group Holdings (SBS), L.P., a Delaware limited partnership, whose general partner is TPG Group Holdings (SBS) Advisors, Inc., a Delaware corporation. David Bonderman and James G. Coulter are officers and sole shareholders of TPG Group Holdings (SBS) Advisors, Inc. and TPG Advisors VI, Inc. and may therefore be deemed to be the beneficial owners of the common stock held by the TPG Funds. The address of TPG Group Holdings (SBS) Advisors, Inc., TPG Advisors VI, Inc. and Messrs. Bonderman and Coulter is c/o TPG Global, LLC, 301 Commerce Street, Suite 3300, Fort Worth, TX 76102.
(3)	The address for Teachers Insurance and Annuity Association of America is 730 Third Avenue, New York, NY 10017.

PLAN OF DISTRIBUTION

We and/or any selling stockholders may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	directly to a limited number of purchasers or to a single purchaser;

•	through agents;

•	to or through underwriters, brokers or dealers; or

•	through a combination of these methods.

In addition, we may enter into option, share lending or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. We may also enter into hedging transactions with respect to the securities offered by this prospectus, or we may also distribute such securities through the issuance of derivative securities, including without limitation, warrants, exchangeable securities, forward delivery contracts and the writing of options.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Shares of common stock may also be exchanged for satisfaction of the selling stockholders’ obligations or other liabilities to their creditors. Such transactions may or may not involve brokers or dealers.

In addition, the manner in which we and/or any selling stockholders may sell some or all of the securities covered by this prospectus includes, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	privately negotiated transactions.

Any selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale of shares of common stock covered by this prospectus.

A prospectus supplement will state the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers, agents or other third parties and the amounts of securities underwritten or purchased by each of them, if any;

•	the public offering price or purchase price of the securities and the net proceeds to be received by us and/or the selling stockholders from the sale;

•	any delayed delivery arrangements;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters, any selling stockholders, or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Underwriters and agents may be entitled under agreements entered into with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make. Underwriters and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

The selling stockholders might not sell any shares of common stock under this prospectus. In addition, any shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. The securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Each series of securities will be a new issue of securities and will have no established trading market other than the common stock which is listed on the NYSE. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the common stock, may or may not be listed on a national securities exchange.

In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission, agency fees, or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement; however, we anticipate that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA’s Rule 5121, or Rule 5121, that offering will be conducted in accordance with the relevant provisions of Rule 5121.

There can be no assurance that we will sell all or any of the securities offered by this prospectus.

LEGAL MATTERS

The validity of the securities being offered hereby and other certain legal matters will be passed upon for us by Alston & Bird LLP, Atlanta, Georgia.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, and the effectiveness of EverBank Financial Corp and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses (all of which will be borne by the registrant) incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions (if any).

Securities and Exchange Commission Registration Fee	*
FINRA Filing Fee	**
Trustee and Registrar and Transfer Agent Fees and Expenses	**
Printing and Distributing Expenses	**
Legal Fees and Expenses	**
Accounting Fees and Expenses	**
Listing Fees and Expenses	**
Miscellaneous	**

Total	**

*	The filing fee shall be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).
**	To be filed by amendment, Rule 424 filing or a Current Report on Form 8-K in connection with an offering of securities hereunder.

Item 15.	Indemnification of Directors and Officers.

The Delaware General Corporation Law, or the DGCL, authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties. Our Amended and Restated Certificate of Incorporation includes a provision that eliminates the personal liability of directors for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Delaware law.

Section 102(b)(7) of the DGCL provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (regarding, among other things, the payment of unlawful dividends), or (iv) for any transaction from which the director derived an improper personal benefit.

In addition, our Amended and Restated Certificate of Incorporation also provides that we must indemnify our directors and officers to the fullest extent authorized by law. We are also expressly required to advance certain expenses to our directors and officers and carry directors’ and officers’ insurance providing indemnification for our directors and officers for some liabilities. We believe that these indemnification provisions and the directors’ and officers’ insurance are useful to attract and retain qualified directors and executive officers.

Section 145(a) of the DGCL empowers a corporation to indemnify any director, officer, employee, or agent, or former director, officer, employee, or agent, who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of his or her service as a director, officer, employee, or agent of the corporation, or his or her service, at the corporation’s request, as a director, officer, employee, or agent of another corporation or enterprise, against expenses (including attorneys’

fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding, provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding; provided that such director or officer had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit; provided that such director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue, or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine, upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Notwithstanding the preceding sentence, except as otherwise provided in our Amended and Restated By-laws, we are required to indemnify any such person in connection with a proceeding (or part thereof) commenced by such person only if the commencement of such proceeding (or part thereof) by any such person was authorized by the Board of Directors.

Section 145(g) of the DGCL provides, in general, that a corporation has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of any other enterprise, against any liability asserted against the person in any such capacity, or arising out of the person’s status as such, regardless of whether the corporation would have the power to indemnify the person against such liability under the provisions of Section 145 of the DGCL.

We may maintain a directors’ and officers’ insurance policy which insures our directors and officers against liability asserted against such persons in such capacity whether or not we would have the power to indemnify such person against such liability under the DGCL.

We have also entered into separate indemnification agreements with each of our directors and officers. Each such indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by law and our Amended and Restated Certificate of Incorporation and Amended and Restated By-laws against (1) any and all expenses and liabilities, including judgments, fines, penalties, interest, appeal bonds and amounts paid in settlement of any claim with our approval and counsel fees and disbursements, (2) any liability pursuant to a loan guarantee, or otherwise, for any of our indebtedness, and (3) any liabilities incurred as a result of acting on behalf of us (as a fiduciary or otherwise) in connection with an employee benefit plan. The indemnification agreements provide for the advancement or payment of expenses reasonably incurred by the indemnitee and for reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law and our Amended and Restated Certificate of Incorporation and Amended and Restated By-laws. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The foregoing is only a general summary of certain aspects of the DGCL and our Amended and Restated Certificate of Incorporation dealing with indemnification of directors and officers, and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of Section 145 of the DGCL and Article Seventh and Article Eighth of our Amended and Restated Certificate of Incorporation.

Item 16.	Exhibits

See the Exhibit Index, which is incorporated into this registration statement by reference.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report, pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on March 12, 2015.

EverBank Financial Corp

By:	/s/ Robert M. Clements
Robert M. Clements
Chairman and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Robert M. Clements, W. Blake Wilson, Steven J. Fischer and John S. Surface, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (including post-effective amendments to the registration statement and any such related registration statements), and to file the same, with all exhibits thereto, and any other documents in connection therewith, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures		Title	Date

By:	/s/ Robert M. Clements	Chairman of the Board and Chief Executive Officer	March 12, 2015
	Robert M. Clements	(principal executive officer)

By:	/s/ Steven J. Fischer	Executive Vice President and Chief Financial Officer	March 12, 2015
	Steven J. Fischer	(principal financial and accounting officer)

By:	/s/ Gerald S. Armstrong	Director	March 12, 2015
Gerald S. Armstrong

By:	/s/ Joseph D. Hinkel	Director	March 12, 2015
Joseph D. Hinkel

By:	/s/ Merrick R. Kleeman	Director	March 12, 2015
Merrick R. Kleeman

By:	/s/ Mitchell M. Leidner	Director	March 12, 2015
Mitchell M. Leidner

Signatures		Title	Date

By:	/s/ W. Radford Lovett, II	Director	March 12, 2015
W. Radford Lovett, II

By:	/s/ Arrington H. Mixon	Director	March 12, 2015
Arrington H. Mixon

By:	/s/ Robert J. Mylod, Jr.	Director	March 12, 2015
Robert J. Mylod, Jr.

By:	/s/ Russell B. Newton, III	Director	March 12, 2015
Russell B. Newton, III

By:	/s/ William Sanford	Director	March 12, 2015
William Sanford

By:	/s/ Richard P. Schifter	Director	March 12, 2015
Richard P. Schifter

By:	/s/ Scott M. Stuart	Director	March 12, 2015
Scott M. Stuart

By:	/s/ W. Blake Wilson	Director	March 12, 2015
W. Blake Wilson

EXHIBIT INDEX

1.1	Form of Underwriting Agreement*

4.1	Amended and Restated Certificate of Incorporation of EverBank Financial Corp (including the Certificate of Designation of 6.75% Series A Non-Cumulative Perpetual Preferred Stock) (filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 13, 2012 and incorporated herein by reference).

4.2	Amended and Restated Bylaws of EverBank Financial Corp (filed as Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 30, 2012 and incorporated herein by reference).

4.3	Specimen stock certificate of EverBank Financial Corp (filed as Exhibit 4.1 to the Company’s Form S-1/A (No. 333-169824) filed with the SEC on February 7, 2011 and incorporated herein by reference).

4.4	Amended and Restated Registration Rights Agreement, dated November 22, 2002, by and among Alliance Capital Partners, L.P., Arena Capital Investment Fund, L.P., Lovett Miller Venture Fund III, Limited Partnership and Lovett Miller Venture Fund II, Limited Partnership (filed as Exhibit 10.11 to the Company’s Form S-1/A (No. 333-169824) filed with the SEC on January 10, 2011 and incorporated herein by reference).

4.5	First Amendment to the Amended and Restated Registration Rights Agreement, dated July 21, 2008, by and among Alliance Capital Partners, L.P., Arena Capital Investment Fund, L.P., Lovett Miller Venture Fund III, Limited Partnership and Lovett Miller Venture Fund II, Limited Partnership (filed as Exhibit 10.12 to the Company’s Form S-1/A (No. 333-169824) filed with the SEC on January 10, 2011 and incorporated herein by reference).

4.6	Registration Rights Agreement, dated July 21, 2008, by and between EverBank Financial Corp and Sageview Partners L.P. (filed as Exhibit 10.14 to the Company’s Form S-1/A (No. 333-169824) filed with the SEC on November 12, 2010 and incorporated herein by reference).

4.7	Director Nomination Agreement, dated as of April 5, 2012, by and between EverBank Financial Corp and Sageview Partners L.P. (filed as Exhibit 10.34 to the Company’s Form S-1/A (No. 333-169824) filed with the SEC on April 24, 2012 and incorporated herein by reference).

4.8	Registration Rights Agreement, dated October 21, 2009, by and between EverBank Financial Corp and Tygris Commercial Finance Group, Inc. (filed as Exhibit 10.16 to the Company’s Form S-1/A (No. 333-169824) filed with the SEC on November 12, 2010 and incorporated herein by reference).

4.9	Director Nomination Agreement, dated as of April 5, 2012, among EverBank Financial Corp, Arena Capital Investment Fund, L.P., Lovett Miller Venture Partners III, Limited Partnership and Lovett Miller Venture Fund II, Limited Partnership (filed as Exhibit 10.33 to the Company’s Form S-1/A (No. 333-169824) filed with the SEC on April 24, 2012 and incorporated herein by reference).

4.10	Registration Rights Agreement, dated August 27, 2012, by and between EverBank Financial Corp and individuals and entities listed on Schedule I thereto (filed as Exhibit 10.33 to the Company’s Form S-1/A (No. 333-169824) filed with the SEC on October 29, 2012 and incorporated herein by reference).

4.11	Amended and Restated Declaration of Trust of First Alliance Capital Trust I, dated as of July 16, 2001 (filed as Exhibit 4.2 to the Company’s Form S-1/A (No. 333-169824) filed with the SEC on January 10, 2011 and incorporated herein by reference).

4.12	Guarantee Agreement by and between Alliance Capital Partners, L.P. and State Street Bank and Trust Company of Connecticut, National Association, as Trustee, dated as of July 31, 2001 (filed as Exhibit 4.3 to the Company’s Form S-1/A (No. 333-169824) filed with the SEC on January 10, 2011 and incorporated herein by reference).

4.13	Indenture, dated as of July 31, 2001, between Alliance Capital Partners, L.P. and State Street Bank and Trust Company of Connecticut, National Association, as Trustee (filed as Exhibit 4.4 to the Company’s Form S-1/A (No. 333-169824) filed with the SEC on January 10, 2011 and incorporated herein by reference).

4.14	Amended and Restated Declaration of Trust of Alliance Capital Partners Statutory Trust I, dated as of July 31, 2001 (filed as Exhibit 4.5 to the Company’s Form S-1/A (No. 333-169824) filed with the SEC on January 10, 2011 and incorporated herein by reference).

4.15	Indenture, dated as of December 29, 2004, between EverBank Financial, L.P. and Wells Fargo Bank, National Association, as Trustee (filed as Exhibit 4.6 to the Company’s Form S-1/A (No. 333-169824) filed with the SEC on January 10, 2011 and incorporated herein by reference).

4.16	Amended and Restated Declaration of Trust of EverBank Financial Preferred Trust V, dated as of May 25, 2005 (filed as Exhibit 4.7 to the Company’s Form S-1/A (No. 333-169824) filed with the SEC on January 10, 2011 and incorporated herein by reference).

4.17	Guarantee Agreement, dated as of May 25, 2005, by EverBank Financial Corp and Wilmington Trust Company, as Trustee (filed as Exhibit 4.8 to the Company’s Form S-1/A (No. 333-169824) filed with the SEC on January 10, 2011 and incorporated herein by reference).

4.18	Indenture, dated as of May 25, 2005, by and between EverBank Financial Corp and Wilmington Trust Company, as Trustee (filed as Exhibit 4.9 to the Company’s Form S-1/A (No. 333-169824) filed with the SEC on January 10, 2011 and incorporated herein by reference).

4.19	Amended and Restated Declaration of Trust of EverBank Financial Preferred Trust VI, dated as of September 28, 2005 (filed as Exhibit 4.10 to the Company’s Form S-1/A (No. 333-169824) filed with the SEC on January 10, 2011 and incorporated herein by reference).

4.20	Guarantee Agreement, dated as of September 28, 2005, by and between EverBank Financial Corp and Wilmington Trust Company, as Trustee (filed as Exhibit 4.11 to the Company’s Form S-1/A (No. 333-169824) filed with the SEC on January 10, 2011 and incorporated herein by reference).

4.21	Indenture, dated as of September 28, 2005, by and between EverBank Financial Corp and Wilmington Trust Company, as Trustee (filed as Exhibit 4.12 to the Company’s Form S-1/A (No. 333-169824) filed with the SEC on January 10, 2011 and incorporated herein by reference).

4.22	Indenture, dated as of December 14, 2006, between EverBank Financial Corp and Wells Fargo Bank, National Association, as Trustee (filed as Exhibit 4.13 to the Company’s Form S-1/A (No. 333-169824) filed with the SEC on January 10, 2011 and incorporated herein by reference).

4.23	Guarantee Agreement by and between EverBank Financial Corp and Wilmington Trust Company, as Trustee, dated as of March 30, 2007 (filed as Exhibit 4.14 to the Company’s Form S-1/A (No. 333-169824) filed with the SEC on January 10, 2011 and incorporated herein by reference).

4.24	Indenture, dated as of March 30, 2007, by and between EverBank Financial Corp and Wilmington Trust Company, as Trustee (filed as Exhibit 4.15 to the Company’s Form S-1/A (No. 333-169824) filed with the SEC on January 10, 2011 and incorporated herein by reference).

4.25	Guarantee Agreement, dated as of June 21, 2007, by and between EverBank Financial Corp and Wilmington Trust Company, as Trustee (filed as Exhibit 4.16 to the Company’s Form S-1/A (No. 333-169824) filed with the SEC on January 10, 2011 and incorporated herein by reference).

4.26	Guarantee Agreement, dated as of July 16, 2001, by and between Alliance Capital Partners, LP and The Bank of New York, as Trustee (filed as Exhibit 4.18 to the Company’s Form S-1/A (No. 333-169824) filed with the SEC on January 10, 2011 and incorporated herein by reference).

4.27	Indenture, dated as of July 16, 2001, between Alliance Capital Partners, LP and The Bank of New York, as Trustee (filed as Exhibit 4.19 to the Company’s Form S-1/A (No. 333-169824) filed with the SEC on January 10, 2011 and incorporated herein by reference).

4.28	Guarantee Agreement, dated as of December 29, 2004, by EverBank Financial, L.P. and Wells Fargo Bank, National Association, as Trustee (filed as Exhibit 4.20 to the Company’s Form S-1/A (No. 333-169824) filed with the SEC on January 10, 2011 and incorporated herein by reference).

4.29	Amended and Restated Declaration of Trust of EverBank Financial Preferred Trust IV, dated as of December 29, 2004 (filed as Exhibit 4.21 to the Company’s Form S-1/A (No. 333-169824) filed with the SEC on January 10, 2011 and incorporated herein by reference).

4.30	Guarantee Agreement, dated as of December 14, 2006, by EverBank Financial Corp and Wells Fargo Bank, National Association, as Trustee (filed as Exhibit 4.22 to the Company’s Form S-1/A (No. 333-169824) filed with the SEC on January 10, 2011 and incorporated herein by reference).

4.31	Amended and Restated Declaration of Trust of EverBank Financial Preferred Trust VII, dated as of December 14, 2006 (filed as Exhibit 4.23 to the Company’s Form S-1/A (No. 333-169824) filed with the SEC on January 10, 2011 and incorporated herein by reference).

4.32	Amended and Restated Declaration of Trust of EverBank Financial Preferred Trust VIII, dated as of March 30, 2007 (filed as Exhibit 4.24 to the Company’s Form S-1/A (No. 333-169824) filed with the SEC on January 10, 2011 and incorporated herein by reference).

4.33	Indenture, dated as of June 21, 2007, between EverBank Financial Corp and Wilmington Trust Company, as Trustee (filed as Exhibit 4.25 to the Company’s Form S-1/A (No. 333-169824) filed with the SEC on January 10, 2011 and incorporated herein by reference).

4.34	Amended and Restated Declaration of Trust of EverBank Financial Preferred Trust IX, dated as of June 21, 2007 (filed as Exhibit 4.26 to the Company’s Form S-1/A (No. 333-169824) filed with the SEC on January 10, 2011 and incorporated herein by reference).

4.35	First Supplemental Indenture, dated May 8, 2012, by and among Wilmington Trust Company, as trustee, EverBank Financial Corp (Delaware) and EverBank Financial Corp (Florida), to the Indenture dated May 25, 2005 pursuant to which EverBank Financial Corp (Florida) issued $10,310,000 of its Fixed/Floating Rate Junior Subordinated Debt Securities due August 23, 2035 (filed as Exhibit 4.26 to the Company’s Annual Report on Form 10-K filed with the SEC on February 28, 2014 and incorporated herein by reference).

4.36	First Supplemental Indenture, dated May 8, 2012, by and among Wilmington Trust Company, as trustee, EverBank Financial Corp (Delaware) and EverBank Financial Corp (Florida), to the Indenture dated September 28, 2005 pursuant to which EverBank Financial Corp (Florida) issued $10,310,000 of its Fixed/Floating Rate Junior Subordinated Debt Securities due November 23, 2035 (filed as Exhibit 4.27 to the Company’s Annual Report on Form 10-K filed with the SEC on February 28, 2014 and incorporated herein by reference).

4.37	First Supplemental Indenture, dated May 8, 2012, by and among Wilmington Trust Company, as trustee, EverBank Financial Corp (Delaware) and EverBank Financial Corp (Florida), to the Indenture dated March 30, 2007 pursuant to which EverBank Financial Corp (Florida) issued $15,464,000 of its Fixed/Floating Rate Junior Subordinated Deferrable Interest Debentures due June 15, 2037 (filed as Exhibit 4.28 to the Company’s Annual Report on Form 10-K filed with the SEC on February 28, 2014 and incorporated herein by reference).

4.38	First Supplemental Indenture, dated May 8, 2012, by and among Wilmington Trust Company, as trustee, EverBank Financial Corp (Delaware) and EverBank Financial Corp (Florida), to the Indenture dated June 21, 2007 pursuant to which EverBank Financial Corp (Florida) issued $13,403,000 of its Fixed/Floating Rate Junior Subordinated Deferrable Interest Debentures due September 15, 2037. (filed as Exhibit 4.29 to the Company’s Annual Report on Form 10-K filed with the SEC on February 28, 2014 and incorporated herein by reference).

4.39	Second Supplemental Indenture (Alliance Capital Partners Statutory Trust I), dated May 8, 2012, by and among U.S. Bank National Association, as successor in interest to State Street Bank and Trust Company of Connecticut, as trustee, EverBank Financial Corp (Delaware) and EverBank Financial Corp (Florida), to the Indenture dated July 31, 2001, as amended by that First Supplemental Indenture effective as of January 2, 2005, pursuant to which EverBank Financial Corp (Florida) issued $15,464,000 of its Floating Rate Junior Subordinated Deferrable Interest Debentures (filed as Exhibit 4.30 to the Company’s Annual Report on Form 10-K filed with the SEC on February 28, 2014 and incorporated herein by reference).

4.40	Second Supplemental Indenture, dated May 8, 2012, by and among the Bank of New York Mellon (formerly known as The Bank of New York, as trustee, EverBank Financial Corp (Delaware) and EverBank Financial Corp (Florida), to the Indenture dated July 16, 2001, as amended by that First Supplemental Indenture effective as of January 2, 2005, pursuant to which EverBank Financial Corp (Florida) issued $15,464,000 of its 10.25% Junior Subordinated Deferrable Interest Debentures due July 25, 2031 (filed as Exhibit 4.31 to the Company’s Annual Report on Form 10-K filed with the SEC on February 28, 2014 and incorporated herein by reference).

4.41	Second Supplemental Indenture, dated May 8, 2012, by and among Wells Fargo Bank, as trustee, EverBank Financial Corp (Delaware) and EverBank Financial Corp (Florida), to the Indenture dated December 29, 2004, as amended by that First Supplemental Indenture effective as of January 2, 2005, pursuant to which EverBank Financial Corp (Florida) issued $10,310,000 of its Junior Subordinated Debt Securities due January 2, 2005 (filed as Exhibit 4.32 to the Company’s Annual Report on Form 10-K filed with the SEC on February 28, 2014 and incorporated herein by reference).

4.42	First Supplemental Indenture, dated May 8, 2012, by and among Wells Fargo Bank, as trustee, EverBank Financial Corp (Delaware) and EverBank Financial Corp (Florida), to the Indenture dated December 14, 2006 pursuant to which EverBank Financial Corp (Florida) issued $20,619,000 of its Junior Subordinated Debt Securities due December 15, 2036 (filed as Exhibit 4.33 to the Company’s Annual Report on Form 10-K filed with the SEC on February 28, 2014 and incorporated herein by reference).

4.43	Form of Senior Indenture*

4.44	Form of Subordinated Indenture*

4.45	Form of Senior Debt Security*

4.46	Form of Subordinated Debt Security*

4.47	Form of Preferred Stock Certificate*

4.48	Form of Warrant Agreement (including form of warrant certificate)*

4.49	Form of Subscription Rights Agreement (including form of subscription rights certificate)*

4.50	Form of Depositary Agreement*

4.51	Form of Depositary Receipt*

4.52	Form of Unit Agreement*

4.53	Form of Purchase Contract*

5.1	Opinion of Alston & Bird LLP

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges and Ratio of Earnings to Fixed Charges and Preferred Stock Dividends

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Alston & Bird LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included in signature pages hereto)

25.1	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 under the Senior Indenture and the Subordinated Indenture**

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein.
**	To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, if applicable.